DALE MATHESON                           Partnership Of:
CARR-HILTON LABONTE     Robert J. Burkart, Inc.   James F. Carr-Hilton, Ltd.
---------------------   Alvin F. Dale, Ltd.       Peter J. Donaldson, Inc.
CHARTERED ACCOUNTANTS   Wilfred A. Jacobson, Inc. Reginald J. LaBonte, Ltd.
                        Robert J. Matheson, Inc.  Fraser G. Ross,Ltd.
                        Brian A. Shaw, Inc.       Anthony L. Soda, Inc.

April 10, 2005



U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth St. N.W.
Washington  DC  20549


Re: Milk Bottle Cards Inc.- Form SB-2 Registration Statement


Dear Sirs:

As independent registered public accountants, we hereby consent to the inclusion or incorporation by reference in this Form SB-2 Registration Statement dated April 10, 2005, of the following:

*  Our report to the Stockholders and Board of Directors of Milk
Bottle Cards Inc. dated February 28, 2005 on the financial statements of the Company as at January 31, 2005 and for the period from November 19, 2004 (inception) to January 31, 2005.

In addition, we also consent to the referencce to our firm as experts in accunting and auditing included in this Registration Statement.

Yours truly,
/s/ Dale Matheson Carr-Hilton LaBonte
Dale Matheson Carr-Hilton LaBonte
Chartered Accountants
Vancouver, British Columbia

A Member of MMGI International, A Worldwide Network of Independent
              Accountants and Business Advisors

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